Exhibit 99.1
Contact:	Diana G. Purcel — Chief Financial Officer 952-294-1300
Famous Dave’s Reports Third Quarter Earnings of $0.13 per share
Includes charges for lease terminations and impairment of software of $0.03 per share
MINNEAPOLIS, October 28, 2009 — Famous Dave’s of America, Inc. (NASDAQ: DAVE) today reported revenue of $33.3 million and net income of $1.2 million, or $0.13 per diluted share, for its fiscal third quarter ended September 27, 2009. Total revenue for the quarter decreased 5.1 percent from the comparable period in 2008. For the nine months ended September 27, 2009, the company reported revenue of $103.4 million and net income of $4.9 million, or $0.54 per diluted share.
Same store sales for company-owned restaurants open for 24 months or more declined 6.8 percent during the quarter, reflecting declines in dine-in, To-Go and catering, while same store sales for its franchise-operated restaurants declined 9.5 percent. Franchise royalty revenue for the quarter totaled $4.2 million, a decrease of 2.8 percent from the comparable period in 2008. Same store sales for company-owned restaurants declined 7.3 percent on a year-to-date basis, while same store sales for franchise-operated restaurants declined 8.8 percent. Franchise royalty revenue for the year-to-date timeframe totaled $12.9 million.
“The sales environment for the entire casual dining sector remains challenging, but I remain excited about the energy we’ve created with our marketing efforts,” said Christopher O’Donnell, chief executive officer of Famous Dave’s. “We’ve continued to make progress in our efforts to control costs and have worked hard to strengthen our balance sheet.”
Sales results for the third quarter for company-owned restaurants reflect general declines in consumer spending slightly offset by the impact of weighted average price increases of approximately 2.0 percent, which were taken prior to 2009.
The company’s 2009 third quarter also reflected the following:
•     Early Debt Repayment
During the third quarter of fiscal 2009, the company repaid $2.6 million in long-term high fixed-rate debt. As previously announced, on October 1, 2009, the company has since repaid the last of five outstanding term notes, bringing the amount of debt the company has repaid to date in 2009 to approximately $10.0 million. The total pay down of long-term debt in fiscal 2009 should result in approximately $610,000 of scheduled interest savings for fiscal 2010. The company continues to maintain its revolving line of credit, which had a balance of $14.0 million at the end of the third quarter.
•     Impairment and Lease Termination Charges
During the quarter, asset impairment and lease termination charges totaled $446,000. Included in this total are charges related to a final agreement to buy out the lease of a previously closed restaurant, a lease termination settlement for a restaurant site where construction never commenced, and a software product that was replaced with an alternative solution prior to implementation.

•     Stock-Based Compensation
Earnings results for the third quarter of 2009 included approximately $236,000, or $0.02 per diluted share, in compensation expense related to the company’s stock-based incentive programs, as compared to approximately $100,000, or $0.01 per diluted share, for the prior year comparable period. Stock-based compensation expense for the nine months ended September 27, 2009 was approximately $610,000, or $0.04 per diluted share, compared to approximately $698,000 or $0.05 per diluted share for the prior year comparable period.
Marketing and Development
Marketing and Development highlights during the quarter included a 15 year anniversary celebration featuring the return of the “Buck-A-Bone” promotion, $1.15 draft beers and a special “Dave’s Day” event. This fall, the company’s Limited Time Offer is a “Smokin’ hot meatloaf and potatoes” entrée and a 12 ounce smoked rib-eye steak with Dave’s special barbeque butter, roasted baby red potatoes with baby bella mushrooms and a choice of side dish. This promotion is available through November.
“We’ve responded to the current business climate with promotions geared towards driving traffic through a balance of value-oriented and premium items, as well as promotions that enhance our already strong brand,” O’Donnell said. “Our 15-year anniversary celebration was an example of this, which included our ‘Dave’s Day’ celebration, an event that we could ‘own’ and that drove traffic and delivered sales that rivaled our largest day, Fathers Day.”
During the third quarter of fiscal 2009, two franchise-operated restaurants opened in Thousand Oaks, California and Amarillo, Texas and one franchise-operated restaurant closed in Omaha, Nebraska. Famous Dave’s ended the quarter with 177 restaurants, including 46 company-owned restaurants and 131 franchise-operated restaurants, located in 38 states.
Outlook
Subsequent to quarter-end, three franchise-operated restaurants opened in Lake Delton, Wisconsin, Ft. Collins, Colorado, and Topeka, Kansas, bringing the total number of franchise-operated restaurant openings in 2009 to 13. Additionally, the company closed a company-owned restaurant in Naperville, Illinois at the end of its lease term and a franchise-operated restaurant closed in Augusta, Georgia. The company expects to open a minimum of 8 franchise-operated units in 2010. Company-owned unit growth for 2010 is still being evaluated.
The company has taken no price increases to date in 2009, but expects to take a 1.0% price increase in December 2009.
Conference Call
The company will host a conference call tomorrow, October 29, 2009, at 10:00 a.m. Central Time to discuss its third quarter financial results. There will be a live webcast of the discussion through the Investor Relations section of Famous Dave’s web site at www.famousdaves.com.

About Famous Dave’s
Famous Dave’s of America, Inc. develops, owns, operates and franchises barbeque restaurants. As of today, the company owns 45 locations and franchises 133 additional units in 37 states. Its menu features award-winning barbequed and grilled meats, an ample selection of salads, side items and sandwiches, and unique desserts.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008
Revenue:
Restaurant sales, net	$28,763	$30,407	$89,600	$93,219
Franchise royalty revenue	4,242	4,366	12,851	13,194
Franchise fee revenue	80	110	155	457
Licensing and other revenue	220	205	811	707

Total revenue	33,305	35,088	103,417	107,577

Costs and expenses:
Food and beverage costs	8,762	9,523	27,046	28,754
Labor and benefits costs	9,174	9,816	27,857	28,726
Operating expenses	7,760	7,497	23,492	24,162
Depreciation and amortization	1,253	1,397	3,834	4,126
Asset impairment and estimated lease termination and other closing costs	446	3,879	119	3,879
General and administrative Expenses	3,701	3,337	11,976	12,370
Pre-opening expenses	—	333	—	636
Net loss on disposal of property	7	10	13	16

Total costs and expenses	31,103	35,792	94,337	102,669

Income (loss) from operations	2,202	(704)	9,080	4,908

Other expense:
Loss on early extinguishment of debt	(40)	—	(489)	—
Interest expense	(277)	(504)	(1,177)	(1,478)
Interest income	26	73	93	172
Other income (expense), net	7	(3)	(1)	(33)

Total other expense	(284)	(434)	(1,574)	(1,339)

Income (loss) before income taxes	1,918	(1,138)	7,506	3,569

Income tax (expense) benefit	(679)	375	(2,579)	(1,225)

Net income (loss)	$1,239	$(763)	$4,927	$2,344

Basic net income (loss) per common share	$0.14	$(0.08)	$0.54	$0.25

Diluted net income (loss) per common share	$0.13	$(0.08)	$0.54	$0.24

Weighted average common shares outstanding — basic	9,124,000	9,304,000	9,104,000	9,516,000

Weighted average common shares outstanding — diluted	9,254,000	9,304,000	9,184,000	9,671,000

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES
OPERATING RESULTS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008
Food and beverage costs (1)	30.5%	31.3%	30.2%	30.8%
Labor and benefits costs (1)	31.9%	32.3%	31.1%	30.8%
Operating expenses (1)	27.0%	24.7%	26.2%	25.9%
Depreciation & amortization (restaurant level) (1)	3.9%	4.2%	3.8%	4.0%
Depreciation & amortization (corporate level) (2)	0.4%	0.4%	0.4%	0.3%
Asset impairment and lease termination and other closing costs (1)	1.6%	12.8%	0.1%	4.2%
General and administrative expenses (2)	11.1%	9.5%	11.6%	11.5%
Pre-opening expenses and net loss on disposal of property (1)	0.0%	1.1%	0.0%	0.7%

Total costs and expenses (2)	93.4%	102.0%	91.2%	95.4%
Income (loss) from operations (2)	6.6%	(2.0%)	8.8%	4.6%

(1)	As a percentage of restaurant sales, net

(2)	As a percentage of total revenue
FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 27,
	2009	December 28, 2008
ASSETS
Cash and cash equivalents	$1,629	$1,687
Other current assets	10,801	11,604
Property, equipment and leasehold improvements, net	55,047	58,129
Other assets	1,878	1,981

Total assets	$69,355	$73,401

LIABILITIES AND SHAREHOLDERS’ EQUITY
Line of credit	$13,000	$18,000
Other current liabilities	14,107	12,060
Long-term obligations	10,436	17,157
Shareholders’ equity	31,812	26,184

Total liabilities and shareholders’ equity	$69,355	$73,401

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 27,	September 28,
(in thousands)	2009	2008

Cash flows provided by operating activities	$11,684	$10,352
Cash flows used for investing activities	(1,039)	(8,046)
Cash flows used for financing activities	(10,703)	(2,353)

Decrease in cash and cash equivalents	$(58)	$(47)

SUPPLEMENTAL SALES INFORMATION
(unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008
Total weighted average weekly net sales (AWS):
Company-Owned	$47,706	$49,429	$49,427	$52,368
Franchise-Operated	$53,524	$58,276	$54,870	$58,449

AWS 2005 and Post 2005: (1)
Company-Owned	$55,340	$62,578	$58,909	$67,918
Franchise-Operated	$57,683	$64,600	$60,201	$65,691

AWS Pre 2005: (1)
Company-Owned	$45,011	$46,295	$46,112	$48,608
Franchise-Operated	$47,472	$50,355	$47,326	$49,834

Operating Weeks:
Company-Owned	598	608	1,807	1,772
Franchise-Operated	1,684	1,597	4,934	4,723

Total number of restaurants:
Company-Owned	46	47	46	47
Franchise-Operated	131	123	131	123

Total	177	170	177	170

Comparable net sales (24 month):
Company-Owned	(6.8%)	(4.7%)	(7.3%)	0.1%
Franchise-Operated	(9.5%)	(4.6%)	(8.8%)	(2.8%)

Total number of comparable restaurants:
Company-Owned	38	38	38	35
Franchise-Operated	100	86	92	75

(1)	Provides further delineation of AWS for restaurants opened during the pre-fiscal 2005, and restaurants opened during the post-fiscal 2005, timeframes.
Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of our restaurant openings and the timing or success of our expansion plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the company’s actual results to differ materially from expected results. Although Famous Dave’s of America, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave’s expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the company’s SEC reports.